UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

SCHEDULE 14C INFORMATION

Information Statement Pursuant to Section 14(c) of The Securities Exchange Act of 1934

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[ ] Soliciting material pursuant to Section 240.14a-12

GTREX CAPITAL, INC.

______________________________________________________________________________

(Name of Registrant as Specified in Its Charter)

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    calculated and state how it was determined):

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GTREX CAPITAL, INC.

29970 Technology Drive, Suite 203

Murrieta, California 92563

NOTICE OF SPECIAL MEETING OF SHAREHOLDERS

HELD ON February 27, 2008

Dear Shareholders:

A special meeting of shareholders of GTREX Capital, Inc., a Delaware corporation (the "Company"), was held on February 27, 2008 at 10:00 a.m. local time, at 29970 Technology Drive, Suite 203, Murrieta, California 92563 for the following purpose:

1)

To consider and vote upon a proposal to amend the Company's Articles of Incorporation to change the name of the corporation to GREEN GLOBE INTERNATIONAL, INC.; and

2)

To consider and vote upon a proposal to amend the Company’s Articles of Incorporation to authorize ten billion thirty million (10,030,000,000) shares of capital stock of the Company, of which ten billion (10,000,000,000) shares will relate to Common Stock and thirty million (30,000,000) shares will relate to preferred stock, subject to further designation by the Board of Directors of the Company; and

3)

To consider and vote upon a proposal to amend the Company’s Articles of Incorporation to effect a reverse split of the Company’s Common Stock at a ratio of up to one-for-two hundred during the nine month period following the date of the Special Meeting of Shareholders.

By Order of the Board of Directors,

GTREX CAPITAL, INC.

By: /s/ Steven Peacock Steven Peacock Chief Executive Officer Murrieta, California Dated: February 27, 2008

GTREX CAPITAL, INC.

A Delaware Corporation

29970 Technology Drive, Suite 203

Murrieta, California 92563

(951) 677-6735

INFORMATION STATEMENT

FOR THE SPECIAL MEETING OF SHAREHOLDERS

HELD ON FEBRUARY 27, 2008

INTRODUCTION

This Information Statement is being furnished to the stockholders of GTREX CAPITAL, INC., a Delaware corporation (the "Company"), to inform them of a special meeting of shareholders.  This meeting (referred to herein as the “Special Meeting”) was held on February 27, 2008 at 29970 Technology Drive, Suite 203, Murrieta, California 92563, at 10:00 a.m. local time.  Only shareholders of record at the close of business on February 22, 2008 (the “Record Date”) were entitled to vote at the Special Meeting.

At the Special Meeting, holders of common stock (the "Common Stock") of the Company were asked:

1)

To consider and vote upon a proposal to amend the Company's Articles of Incorporation to change the name of the corporation to GREEN GLOBE INTERNATIONAL, INC.; and

2)

To consider and vote upon a proposal to amend the Company’s Articles of Incorporation to authorize ten billion thirty million (10,030,000,000) shares of capital stock of the Company, of which ten billion (10,000,000,000) shares will relate to Common Stock and thirty million (30,000,000) shares will relate to preferred stock, subject to further designation by the Board of Directors of the Company; and

3)

To consider and vote upon a proposal to amend the Company’s Articles of Incorporation to effect a reverse split of the Company’s Common Stock at a ratio of up to one-for-two hundred during the nine month period following the date of the Special Meeting of Shareholders.

Principal Shareholders, who collectively represented 2,304,574,735 shares (or 51%) of the 4,512,524,305 shares of common stock outstanding on February 22, 2008, were either present at the meeting or voted in absentia.  All of the Principal Shareholders voted in favor of the proposal.  Accordingly, no proxies will be solicited and no action is required on your behalf. The cost of printing and distributing this Information Statement and holding the Special Meeting (including the reimbursement of certain parties for their expenses in forwarding this Information Statement to beneficial owners of the Common Stock) will be paid by the Company.

The Company’s principal executive offices are located at 29970 Technology Drive, Suite 203, Murrieta, California 92563.

THIS DOCUMENT IS REQUIRED UNDER THE FEDERAL SECURITIES LAWS AND IS PROVIDED SOLELY FOR YOUR INFORMATION. WE ARE NOT ASKING YOU FOR A PROXY AND YOU ARE REQUESTED NOT TO SEND US A PROXY.

INFORMATION REGARDING THE PROPOSAL

GENERAL

The proposals to amend the Company's Articles of Incorporation are described below. A copy of the Articles of Incorporation, as amended to reflect the changes contemplated by the proposals, is attached to this Information Statement as Exhibit A.

1) AMENDMENT OF ARTICLES OF INCORPORATION TO CHANGE THE NAME OF THE COMPANY

Purpose: The Company's Board of Directors has unanimously adopted a resolution seeking shareholder approval to amend the Articles of Incorporation to change the Company’s name to “Green Globe International, Inc.” The Board believes that the name change is in the Company’s best interests in that it more accurately reflects the intended business operations of the Company.

Effect: A change to the Company’s name will most likely result in a change to the Company’s ticker symbol and CUSIP number.  Shareholders will not be required to tender their shares for reissuance; however, shares that are submitted to the transfer agent for whatever reason will be reissued under the new name and CUSIP number.  Shareholders should not encounter difficulty in selling or transferring shares as a result of the change in name, CUSIP number or ticker symbol.

No Dissenters' Rights: The holders of the Company's common stock are not entitled to dissenters' rights in connection with the name change. Furthermore, the Company does not intend to independently provide those shareholders with any such rights.

2) AMENDMENT OF ARTICLES OF INCORPORATION TO INCREASE NUMBER OF AUTHORIZED SHARES

Purpose: The Company's Board of Directors has unanimously adopted a resolution seeking shareholder approval to amend the Articles of Incorporation to increase the number of authorized shares of capital stock to ten billion thirty million (10,030,000,000) shares, ten billion (10,000,000,000) of which will relate to Common Stock, thirty million (30,000,000) of which will related to preferred stock. The Board of Directors believes that this increase in the number of authorized shares is in the best interest of the Company in that it will provide the Company with available shares which could be issued for various corporate purposes, including acquisitions, stock dividends, stock splits, stock options, convertible debt and equity financings, as the Board of Directors determines in its discretion. The Board further believes that the increase in the number of authorized shares of Common Stock will enable the Company to promptly take advantage of market conditions and the availability of favorable opportunities without the delay and expense associated with holding a special meeting of shareholders. The Company presently has no specific plans, arrangements or understandings, either written or oral, to issue any of the additional authorized shares of Common Stock or preferred stock.

Effect: The issuance by the Company of any additional shares of Common Stock would dilute both the equity interests and the earnings per share of existing holders of the Common Stock. Such dilution may be substantial, depending upon the amount of shares issued. The newly authorized shares of Common Stock will have voting and other rights identical to those of the currently authorized shares of Common Stock. The newly authorized preferred stock will have voting and other rights as determined by the Board of Directors.

No Dissenters' Rights: The holders of the Company's Common Stock are not entitled to dissenters' rights in connection with the increase in the number of authorized shares. Furthermore, the Company does not intend to independently provide those shareholders with any such rights.

3) AMENDMENT OF ARTICLES OF INCORPORATION TO EFFECT A REVERSE STOCK SPLIT

Purpose: The Company's Board of Directors may effect a reverse stock split anytime during the nine months following the date of the Special Meeting of Shareholders based upon any ratio up to a maximum rate of one-for-two hundred, with the exact ratio to be established within this range by the Board of Directors in its sole discretion at the time it elects to effect the split. The Board of Directors believes that the Reverse Split is in the Company's best interests in that it may increase the trading price of the Common Stock. An increase in the price of the Common Stock should, in turn, generate greater investor interest in the Common Stock, thereby enhancing the marketability of the Common Stock to the financial community. In addition, the resulting reduction in the number of issued and outstanding shares of Common Stock, together with the proposed increase in the number of authorized shares of Common Stock, as discussed above, will provide the Company with additional authorized but unissued shares which could be utilized for various corporate purposes, including acquisitions or mergers, stock dividends, stock splits, stock options, convertible debt and equity financings

Effect: The immediate effect of the Reverse Split will be to reduce the number of issued and outstanding shares of Common Stock from 4,512,524,305 to approximately 22,562,622, assuming the ratio of the maximum rate of one-for-two hundred reverse split. Although the Reverse Split may also increase the market price of the Common Stock, the actual effect of the Reverse Split on the market price cannot be predicted. The market price of the Common Stock may not rise in proportion to the reduction in the number of shares outstanding as a result of the Reverse Split. Further, there is no assurance that the Reverse Split will lead to a sustained increase in the market price of the Common Stock. The market price of the Common Stock may also change as a result of other unrelated factors, including the Company's operating performance and other factors related to its business as well as general market conditions. The Reverse Split will affect all of the holders of the Company's Common Stock uniformly and will not affect any shareholder's percentage ownership interest in the Company or proportionate voting power, except for insignificant changes that will result from the rounding of fractional shares either up or down (see discussion below).

Procedure for Effecting Reverse Split: The Reverse Split of the Company's Common Stock will become effective at the discretion of the Board of Directors (the “Effective Date”) within the nine months following the date of the Special Meeting of Shareholder. The Reverse Split will take place on the Effective Date without any action on the part of the holders of the Common Stock and without regard to current certificates representing shares of Common Stock being physically surrendered for certificates representing the number of shares of Common Stock each shareholder is entitled to receive as a result of the Reverse Split. New certificates of Common Stock will not be issued.

Fractional Shares: No fractional shares will be issued in connection with the Reverse Split. Shareholders who would otherwise be entitled to receive fractional shares because they hold a number of shares of Common Stock that is not evenly divisible by 200 will have the number of new shares to which they are entitled rounded to the nearest whole number of shares. The number of new shares will be rounded up in the case of fractional shares. No shareholders will receive cash in lieu of fractional shares.

Federal Income Tax Consequences of Reverse Split: The following summary of certain material federal income tax consequences of the Reverse Split does not purport to be a complete discussion of all of the possible federal income tax consequences and is included for general information only. Further, it does not address any state, local, foreign or other income tax consequences, nor does it address the tax consequences to shareholders that are subject to special tax rules, such as banks, insurance companies, regulated investment companies, personal holding companies, foreign entities, nonresident alien individuals, broker-dealers and tax-exempt entities. The discussion is based on the United States federal income tax laws as of the date of this Information Statement. Such laws are subject to change retroactively as well as prospectively. This summary also assumes that the shares of the Company's Common Stock are held as "capital assets," as defined in the Internal Revenue Code of 1986, as amended (i.e., generally, property held for investment). The tax treatment of a shareholder may vary depending on the facts and circumstances of such shareholder. EACH SHAREHOLDER IS URGED TO CONSULT WITH SUCH SHAREHOLDER'S TAX ADVISOR WITH RESPECT TO THE PARTICULAR TAX CONSEQUENCES OF THE REVERSE SPLIT.

No gain or loss should be recognized by a shareholder upon the shareholder's exchange of shares pursuant to the Reverse Split. The aggregate tax basis of the shares received in the Reverse Split will be the same as the shareholder's aggregate tax basis in the shares exchanged. The shareholder's holding period for the shares received in the Reverse Split will include the period during which the shareholder held the shares surrendered as a result of the Reverse Split. The Company's views regarding the tax consequences of the Reverse Split are not binding upon the Internal Revenue Service or the courts, and there is no assurance that the Internal Revenue Service or the courts would accept the positions expressed above. The state and local tax consequences of the Reverse Split may vary significantly as to each shareholder, depending on the state in which such shareholder resides.

No Dissenters' Rights: Pursuant to the Delaware Revised Statutes ("NRS"), the holders of the Company's Common Stock are not entitled to dissenters' rights in connection with the Reverse Split. Furthermore, the Company does not intend to independently provide those shareholders with any such rights.

DESCRIPTION OF CAPITAL STOCK

The authorized capital stock of the Company consists of the following:

COMMON STOCK

As of the Record Date, there were five billion (5,000,000,000) shares of Common Stock authorized with a stated value of $.0001 per share, of which approximately 4,512,524,305 are issued and outstanding, with 487,475,695 shares authorized but not issued.  Immediately following the approval of the increase in the number of authorized shares of Common Stock, as described previously, there will be ten billion (10,000,000,000) shares of Common Stock authorized, of which approximately 4,512,524,305 will be issued and outstanding and approximately 5,487,475,695 will be authorized but unissued. Each holder of the Company’s Common Stock is entitled to one vote for each share held of record on all matters submitted to the vote of stockholders, including the election of directors.  All voting is non-cumulative, which means that the holder of fifty percent (50%) plus one share of the shares voting for the election of the directors can elect all the directors.  The holders of Common Stock are entitled to receive pro rata dividends, when and as declared by the Board of Directors in its discretion, out of funds legally available therefore, but only if all dividends on the Preferred Stock have been paid in accordance with the terms of such Preferred Stock and there exists no deficiency in any sinking fund for the Preferred Stock.

Dividends on the Common Stock are declared by the Board of Directors. The payment of dividends on the Common Stock in the future, if any, will be subordinate to the Preferred Stock and will be determined by the Board of Directors. In addition, the payment of such dividends will depend on the Company’s financial condition, results of operations, capital requirements and such other factors as the Board of Directors deems relevant.  The Company has heretofore never paid any dividends and the Board has no plans for the payment of future dividends.  The Board presently plans for any future surplus income to be reinvested into growing the Company through additional investment.

Preferred Stock

Our Articles of Incorporation authorize the issuance of thirty million (30,000,000) shares of Preferred Stock.  The Board of Directors has sole discretion in designating the preferences, limitations and relative rights of the Preferred Stock.  The Company presently has no Preferred Stock outstanding.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

As of February 22, 2008, there were 4,512,524,305 shares of common stock issued and outstanding. The following table sets forth the beneficial ownership of the Company's common stock (i) by any person or group known by the Company to beneficially own more than 5% of the outstanding common stock, (ii) by each Director and executive officer and (iii) by all Directors and executive officers as a group. Unless otherwise indicated, the holders of the shares shown in the table have sole voting and investment power with respect to such shares.

Name and Address (1)	Number of Shares Beneficially Owned	Class	Percentage Beneficially Owned(2)
Steven Peacock, Interim Chief Executive Officer and President	54,919,385	Common	1%
Gary Nerison, Secretary, Treasurer and Chairman of the Board of Directors	34,990,000	Common	1%
Terry De Lacy, Director	500,000,000(3)	Common	11%
Geoffrey Lipman, Director	460,800,000	Common	10%
Total for all directors and executive officers (4 persons)	1,053,709,385	Common	23%
Daniel Affolter Hornbachstrasse 50 CH-8034 Zurich Switzerland	340,800,000	Common	7.5%
Sequoia International, Ltd. c/o Corporate Capital Formation, Inc. 2724 Otter Creek Ct., # 101 Las Vegas, NV 89117-1732	-0-(4)	Common	*
*Denotes less than 1%

(1)

Unless indicated otherwise, the address for each of the above listed is c/o GTREX Capital, Inc., 29970 Technology Drive, Suite 203, Murrieta, California 92563.

(2)

The above percentages are based on 4,512,524,305 shares of common stock outstanding as of February 22, 2008.

(3)

Shares owned by Sustainable Tourism Development International, Inc. of which Terry De Lacy is a Managing Director.

(4)

Shares issued to Sequoia are held in an escrow account to prevent the resale without consent of GTREX Capital.  Further, while the shares are in escrow, the shares are voted by the GTREX Capital Board of Directors.  Since Sequoia has neither the right to vote the shares nor the right to dispose of them, Sequoia does not meet the technical definition of beneficial ownership of the escrow shares.  Were Sequoia to be considered the beneficial owner, Sequoia would control 758,000,000 shares, which is approximately 17% of the Company’s issued and outstanding common stock.  The address listed for Sequoia is that of its registered U.S. agent for service.

This table is based upon information derived from our stock records. Unless otherwise indicated in the footnotes to this table and subject to community property laws where applicable, the Company believes that each of the shareholders named in this table has sole or shared voting and investment power with respect to the shares indicated as beneficially owned.

The number of shares and percentages of class beneficially owned by the entities above is determined under rules promulgated by the SEC and the information is not necessarily indicative of beneficial ownership for any other purpose. Under such rules, beneficial ownership includes any shares as to which the individuals has sole or shared voting power or investment power and also any shares as to which the individual has the right to acquire within 60 days through the exercise of any stock option or other right. The inclusion herein of such shares, however, does not constitute an admission that the named stockholder is a direct or indirect beneficial owner of such shares.

INCORPORATION BY REFERENCE

GTREX CAPITAL, INC., a Delaware corporation (the "Company") is currently subject to the reporting requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act") and, in accordance therewith, filed reports, proxy and Proxy Statements and other information with the Securities and Exchange Commission (the "Commission"). Such reports, proxy and Proxy Statements and other information may be inspected and copied at the public reference facilities of the Commission at Judiciary Plaza, 450 Fifth Street, N.W., Room 1024, Washington, D.C. 20549; and at its Chicago Regional Office, 500 West Madison Street, Suite 1400, Chicago, Illinois 60661-2511, and copies of such materials can be obtained from the Public Reference Section of the Commission, 100 F Street, N.E., Washington, D.C. 20549 at prescribed rates. Please call the Commission at (202) 942-8090 for further information. In addition, such materials may be accessed electronically at the Commission's site on the World Wide Web, located at http:/www.sec.gov. The Company intends to furnish its stockholders with annual reports containing audited financial statements and such other periodic reports as the Company may determine to be appropriate or as may be required by law.

The Company's Annual Report on Form 10-KSB for the year ended December 31, 2006 filed on May 9, 2007, is incorporated by reference in this Information Statement.

Upon written request, the Company will provide, without charge, a copy of its Annual Report on Form 10-KSB, for the year ended December 31, 2006, to any stockholder of record or any stockholder who owned common stock listed in the name of a bank or broker, as nominee, at the close of business on February 22, 2008.

Requests should be addressed to the Company, to the attention of GTREX CAPITAL, INC., 29970 Technology Drive Suite 203, Murrieta, California 92563, (951) 677-6735.

OTHER BUSINESS

The management of the Company knows of no matter other than those set forth herein that is to be brought before the Special Meeting.

The foregoing Notice and Information Statement are sent by order of the Board of Directors of GTREX Capital, Inc.

By: /s/ Steven Peacock Steven Peacock Chief Executive Officer Murrieta, California Dated: February 27, 2008

EXHIBIT A

STATE OF DELAWARE

CERTIFICATE OF AMENDMENT

OF CERTIFICATE OF INCORPORATION

The corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware does hereby certify:

FIRST: That at a meeting of the Board of Directors of GTREX Capital, Inc. resolutions were duly adopted setting forth proposed amendments of the Certificate of Incorporation of said corporation, declaring said amendments to be advisable and calling a meeting of the stockholders of said corporation for consideration thereof. The resolution setting forth the proposed amendment is as follows:

RESOLVED, that the Certificate of Incorporation of this corporation be amended by changing the Article thereof numbered "One" so that, as amended, said Article shall be and read as follows:

"The name of the Corporation shall be GREEN GLOBE INTERNATIONAL, INC....”

FURTHER RESOLVED, that the Certificate of Incorporation of this corporation be amended by changing the Article thereof numbered "Four" so that, as amended, in part, said Article shall be and read as follows:

"The total number of shares of stock which the Corporation shall have authority to issue is ten billion thirty million (10,030,000,000) which shall consist of ten billion (10,000,000,000) shares of common stock, $.0001 par value per share (the "Common Stock"), and thirty million (30,000,000) shares of preferred stock, $.0001 par value per share (the "Preferred Stock")…...

FURTHER RESOLVED, that the Certificate of Incorporation of this corporation be amended by changing the Article thereof numbered "Four" so that, as amended, in part, said Article shall be and read as follows:

[Amendment shall only be completed and included if and when GTREX Capital’s Board of Directors adopts a Reverse Split.]

That the presently issued and outstanding Common Stock of the corporation, $.0001 par value, shall, at __:__ a.m., Eastern Time, on ______________, 2008 (the “Effective Time”), be deemed to be “reverse split,” and in the furtherance thereof, there shall, after the Effective Time, be deemed to be issued and outstanding one (1) share of the Common Stock of the Corporation for and instead of each _____ (_) shares of the Common Stock of the Corporation issued and outstanding immediately prior to the Effective Time.  To the extent that any shareholder shall be deemed after the Effective Time as a result of this Amendment to own a fractional share of Common Stock, such fractional share shall be deemed to be one whole share.  Each shareholder of record as of the Effective Time shall be entitled to receive from the Corporation’s transfer agent a certificate representing the number of shares of the Common Stock to which such shareholder is entitled hereunder upon delivery to the Corporation’s transfer agent of a certificate or certificates representing the number of shares owned by such shareholder of record as of the Effective Time.

SECOND: That thereafter, pursuant to resolution of its Board of Directors, a special meeting of the stockholders of said corporation was duly called and held upon notice in accordance with Section 222 of the General Corporation Law of the State of Delaware at which meeting the necessary number of shares as required by statute were voted in favor of the amendment.

THIRD: That said amendment was duly adopted in accordance with the provisions of Section 242 of the General Corporation Law of the State of Delaware.

IN WITNESS WHEREOF, said corporation has caused this certificate to be signed this day of , 2008.

By: _______________________________________

                         Authorized Officer

Title: ______________________________________

Name: ____________________________________
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